    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 7, 1999
                                                                   FILE NO. 333-
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

           TYCO INTERNATIONAL LTD.                      TYCO INTERNATIONAL GROUP S.A.
    (Exact name of registrant as specified          (Exact name of registrant as specified
               in its charter)                                 in its charter)
                   BERMUDA                                        LUXEMBOURG
         (State or other jurisdiction                    (State or other jurisdiction
      of incorporation or organization)               of incorporation or organization)
                NOT APPLICABLE                                  NOT APPLICABLE
      (IRS Employer Identification No.)               (IRS Employer Identification No.)
             THE GIBBONS BUILDING                           6, AVENUE EMILE REUTER
          10 QUEEN STREET, SUITE 301                              2ND FLOOR
            HAMILTON HM11, BERMUDA                            L-2420 LUXEMBOURG
                (441) 292-8674                                 (352) 46 43 40-1
      (Address, including zip code, and               (Address, including zip code, and
    telephone number, including area code,          telephone number, including area code,
  of registrant principal executive offices)      of registrant principal executive offices)

                         ------------------------------

                                 MARK H. SWARTZ
                        C/O TYCO INTERNATIONAL (US) INC.
                                 ONE TYCO PARK
                          EXETER, NEW HAMPSHIRE 03833
                                 (603) 778-9700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

    *The executive offices of Registrants' principal U.S. subsidiary, Tyco International (US) Inc., are located at One Tyco Park, Exeter, New Hampshire 03833, and its telephone number is (603) 778-9700.

                                   Copies to:
                             JOSHUA M. BERMAN, ESQ.
                       KRAMER, LEVIN, NAFTALIS & FRANKEL
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 715-9100

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ FILE NOS. 333-50855 AND 333-50855-01

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------
                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED
             TITLE OF EACH CLASS OF                     AMOUNT            MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
                SECURITIES TO BE                        TO BE         OFFERING PRICE   AGGREGATE OFFERING   REGISTRATION
                   REGISTERED                         REGISTERED        PER UNIT(1)         PRICE(1)             FEE
Debt Securities.................................   $200,000,000(2)         100%           $200,000,000       $55,600(4)
Guarantees......................................         (3)                (3)               (3)                (5)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest, if any.

(2) The aggregate principal amount of the Debt Securities to be issued may be increased, if any Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by Tyco International Group S.A. shall be equal to the above amount to be registered. Any offering of Debt Securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities from Tyco International Group S.A.

(3) No separate consideration will be received for the Guarantees.

(4) The amount of registration fee, calculated in accordance with Section 6(b) of the Securities Act of 1933, as amended, and Rule 457(o) promulgated thereunder, is 0.000278 of the maximum aggregate offering price at which the Debt Securities registered pursuant to this Registration Statement are proposed to be offered.

(5) Under Rule 457(n), no fee is payable with respect to the Guarantees.

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
    INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT ON FORM S-3, FILE NOS. 333-50855 AND 333-50855-01

    This Registration Statement hereby incorporates by reference in its entirety the Registrant's Registration Statement on Form S-3 (File Nos. 333-50855 and 333-50855-01) declared effective on May 1, 1998, as amended, including the documents incorporated or deemed to be incorporated by reference therein.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Exeter, State of New Hampshire, on the 7th day of January, 1999.

                                TYCO INTERNATIONAL LTD.

                                By:              /s/ MARK H. SWARTZ
                                     -----------------------------------------
                                                   Mark H. Swartz
                                            EXECUTIVE VICE PRESIDENT --
                                              CHIEF FINANCIAL OFFICER
                                        (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                      OFFICER)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints L. DENNIS KOZLOWSKI AND MARK H. SWARTZ, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 7th, 1999 in the capacities indicated below.

          SIGNATURE                       TITLE
------------------------------  --------------------------


                                Chairman of the Board,
   /s/ L. DENNIS KOZLOWSKI      President, Chief Executive
------------------------------  Officer and Director
     L. Dennis Kozlowski        (Principal Executive
                                Officer)

   /s/ MICHAEL A. ASHCROFT
------------------------------  Director
     Michael A. Ashcroft

     /s/ JOSHUA M. BERMAN
------------------------------  Director
       Joshua M. Berman

    /s/ RICHARD S. BODMAN
------------------------------  Director
      Richard S. Bodman

       /s/ JOHN F. FORT
------------------------------  Director
         John F. Fort

     /s/ STEPHEN W. FOSS
------------------------------  Director
       Stephen W. Foss

   /s/ RICHARD A. GILLELAND
------------------------------  Director
     Richard A. Gilleland

    /s/ PHILIP M. HAMPTON
------------------------------  Director
      Philip M. Hampton

   /s/ JAMES S. PASMAN, JR.
------------------------------  Director
     James S. Pasman, Jr.

     /s/ W. PETER SLUSSER
------------------------------  Director
       W. Peter Slusser

                                Executive Vice President
      /s/ MARK H. SWARTZ        and
------------------------------  Chief Financial Officer
        Mark H. Swartz          (Principal Financial and
                                Accounting Officer)

   /s/ FRANK E. WALSH, JR.
------------------------------  Director
     Frank E. Walsh, Jr.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Luxembourg, on the 7th day of January, 1999.

                                TYCO INTERNATIONAL GROUP S.A.

                                By:             /s/ RICHARD W. BRANN
                                     -----------------------------------------
                                                  Richard W. Brann
                                                 MANAGING DIRECTOR
                                                (PRINCIPAL FINANCIAL
                                              AND ACCOUNTING OFFICER)

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints RICHARD W. BRANN AND MARK H. SWARTZ, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on January 7th, 1999 in the capacities indicated below.

          SIGNATURE                       TITLE
------------------------------  --------------------------

      /s/ PHILIPPE BEOT
------------------------------  Director
        Philippe Beot

     /s/ RICHARD W. BRANN
------------------------------  Managing Director
       Richard W. Brann

      /s/ ERIK D. LAZAR
------------------------------  Managing Director
        Erik D. Lazar

                                 EXHIBIT INDEX

EXHIBITS

 5.1          --      Opinion of Appleby, Spurling & Kempe
 5.2          --      Opinion of Beghin Nothar Feider Loeff Claeys Verbeke
 5.3          --      Opinion of Kramer Levin Naftalis & Frankel LLP
23.1          --      Consent of PricewaterhouseCoopers
23.2          --      Consent of Deloitte & Touche LLP
23.3          --      Consent of Arthur Andersen LLP
23.4          --      Consent of Appleby, Spurling & Kempe (contained in Exhibit 5.1)
                      Consent of Beghin Nothar Feider Loeff Claeys Verbeke (contained in Exhibit
23.5          --      5.2)
23.6          --      Consent of Kramer Levin Naftalis & Frankel LLP (contained in Exhibit 5.3)
24            --      Powers of Attorney (contained in the signature pages hereto)